Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS THIRD QUARTER FISCAL 2009 RESULTS

SAN FRANCISCO, CA (October 29, 2009) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the third fiscal quarter and nine months ended September 27, 2009.

Net sales for the third quarter of fiscal 2009 were $135.7 million, an increase of 4% from $130.2 million in the same period last year. Net income for the third quarter of fiscal 2009 was $22.6 million, or $0.24 per diluted share, compared to $22.9 million, or $0.25 per diluted share, in the same period last year.

Net sales for the nine months ended September 27, 2009, were $392.4 million, a decrease of 4% from $409.1 million in the same period last year. Net income for the first nine months of fiscal 2009 was $59.1 million, or $0.63 per diluted share, compared to net income of $73.4 million, or $0.79 per diluted share, in the same period last year.

“While the economic environment remains challenging, we are pleased with our third quarter performance and proud of the progress we’re making against the strategic initiatives that we set for ourselves at the beginning of the year,” said Leslie Blodgett, Chief Executive Officer. “Based on our compelling assortment, we believe that we are well positioned for the upcoming Holiday season.”

Conference Call

Bare Escentuals, Inc. will host a conference call today, October 29, 2009 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call will be hosted by Leslie Blodgett, Chief Executive Officer, and Myles McCormick, Chief Operating Officer and Chief Financial Officer, and will be broadcast live over the Internet and will be accessible through the Investor Relations section of the Company’s website at http://ir.bareescentuals.com. The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the leading prestige cosmetic companies in the United States and an innovator in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals, Buxom and md formulations brands worldwide.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. These statements include, but are not limited to, statements regarding new product offerings and strategic product, marketing and geographic expansion initiatives, future sales and financial results, the potential of our brands, our future competitive position, potential growth opportunities and prospects, and our plans and objectives for future operations. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based upon our current understandings, estimates, and projections and should not be considered a guarantee of future performance. These statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control, that could cause our actual results and the timing of events to differ materially from those anticipated in or implied by these forward-looking statements. Factors that could affect future performance or the timing of events include, but are not limited to, changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the limited experience working together of our current management group; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness; the outcome of recent securities class action litigation; and other risk factors detailed in our most recently filed Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:	Eric C. Wong
Bare Escentuals, Inc.
(415) 489-5000

Laura Foster / Christine Gleim
ICR, Inc.
Laura.foster@icrinc.com; christine.gleim@icrinc.com
(310) 954-1100

BARE ESCENTUALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except percentages and per share data)

(Unaudited)

	Three months ended				Nine months ended
	September 27, 2009		September 28, 2008		September 27, 2009		September 28, 2008
Sales, net	$135,710	100.0%	$130,199	100.0%	$392,430	100.0%	$409,075	100.0%
Cost of goods sold	34,819	25.7	35,354	27.2	103,689	26.4	113,028	27.6

Gross profit	100,891	74.3	94,845	72.8	288,741	73.6	296,047	72.4
Expenses:
Selling, general and administrative	56,950	41.9	51,208	39.3	167,177	42.6	152,363	37.2
Depreciation and amortization	4,609	3.4	3,065	2.3	12,950	3.3	8,507	2.1
Stock-based compensation	1,248	0.9	1,533	1.2	4,262	1.1	4,413	1.1

Operating income	38,084	28.1	39,039	30.0	104,352	26.6	130,764	32.0
Interest expense	(2,141)	(1.6)	(3,917)	(3.0)	(7,755)	(2.0)	(12,841)	(3.1)
Other income (expense), net	653	0.5	24	0.0	814	0.2	691	0.1

Income before provision for income taxes	36,596	27.0	35,146	27.0	97,411	24.8	118,614	29.0
Provision for income taxes	13,948	10.3	12,247	9.4	38,312	9.8	45,240	11.1

Net income	$22,648	16.7%	$22,899	17.6%	$59,099	15.0%	$73,374	17.9%

Net income per share:
Basic	$0.25		$0.25		$0.64		$0.80

Diluted	$0.24		$0.25		$0.63		$0.79

Weighted-average shares used in per share calculations:
Basic	91,911		91,454		91,814		91,364

Diluted	93,682		93,207		93,310		93,282

BARE ESCENTUALS, INC. NET SALES BY BUSINESS SEGMENT (in thousands, except percentages) (Unaudited)
	Three Months Ended				Nine Months Ended
	September 27, 2009		September 28, 2008		September 27, 2009		September 28, 2008
North America Retail	$88,284	65.0%	$80,524	61.9%	$239,423	61.0%	$232,676	56.9%
North America Direct To Consumer	26,852	19.8	32,431	24.9	100,993	25.7	129,099	31.5
International	20,574	15.2	17,244	13.2	52,014	13.3	47,300	11.6

Sales, net	$135,710	100.0%	$130,199	100.0%	$392,430	100%	$409,075	100.0%

BARE ESCENTUALS, INC.

CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	September 27, 2009	December 28, 2008*	September 28, 2008
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$98,737	$47,974	$23,038
Inventories	74,334	92,576	95,928
Accounts receivable, net of allowances	47,425	42,304	43,630
Total current assets	245,018	203,167	182,431
Total assets	350,182	299,781	272,492
Accounts payable	14,490	16,534	25,280
Accrued liabilities	20,948	20,260	14,561
Total current liabilities	52,654	57,063	57,057
Current portion of long-term debt	17,216	17,216	17,216
Long-term debt	213,478	223,808	227,251
Total stockholders’ equity (deficit)	$65,766	$(308)	$(24,771)

* - The balance sheet data was derived from the audited consolidated balance sheet at December 28, 2008 included in the Company’s Annual Report on Form 10-K.